Bioheart Elects Lee Jones to Its Board of Directors

SUNRISE, Fla., November 11, 2009 -- Bioheart, Inc. (OTC BB: BHRT) announced today that it has elected Ms. Lee Jones to its Board of Directors.

On November 5, 2009, Bioheart, Inc. appointed Lee A. Jones to serve as an independent member of its Board of Directors until the Company’s Annual Meeting of Shareholders or until her successor is duly elected and qualified. Ms. Jones has been the Chief Administrative Officer of the Schulze Diabetes Institute at the University of Minnesota since June 2009. She has more than 25 years of healthcare and medical device industry experience. From 1997 to 2005, she served as President and Chief Executive Officer of Inlet Medical, Inc. (a Cooper Surgical company since November 2005), specializing in minimally interventional laparoscopic products. Prior to joining Inlet, she had a 14-year career at Medtronic, Inc. where she held various technical and operating positions, most recently serving as Director, General Manager of Medtronic Urology/Interstim division. Ms. Jones currently also serves as a member of the board of directors of Uroplasty, Inc. and Aveus. She holds a Bachelor of Science degree in Chemical Engineering and an Executive Management degree from the University of Minnesota.

The addition of Ms. Jones brings the Board’s membership to eight.

About Bioheart, Inc.

Bioheart, Inc. is committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases. Its goals are to improve a patient's quality of life and reduce health care costs and hospitalizations. Specific to biotechnology, Bioheart is focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical muscle-derived stem cell therapy designed to populate regions of scar tissue within a patient's heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company's pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose tissue-derived stem cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.

MyoCell, MyoCell SDF-1 and MyoCath are trademarks of Bioheart, Inc.

Forward-Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "would", "estimate", or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to obtain additional financing; (ii) our ability to control and reduce our expenses; (iii) our ability to establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights; (iv) our ability to timely and successfully complete our clinical trials; (v) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (vi) the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; (vii) our dependence on the success of our lead product candidate; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; (ix) our ability to protect our intellectual property rights; and (x) intense competition. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled "Risk Factors" in its Annual Report on Form 10-K for the year ended December 31, 2008, as amended by its Annual Report on Form 10-K/A, and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and March 31, 2009.

Contact:

At the Company:

Karl E. Groth, Ph.D., Chairman and Chief Executive Officer
(954) 835-1500

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